Exhibit 99.1

Telenav Reiterates Guidance and Provides Business Update

SANTA CLARA, Calif. – Sept. 5, 2019– Telenav®, Inc. (NASDAQ:TNAV), a leading provider of connected car and location-based services, as a response to an announcement made by General Motors, or GM, made the following business update:

Telenav has a strong and ongoing relationship with GM, with a contract effective through model year 2025. GM’s announcement today does not alter the contract in any way. Telenav does not expect GM’s announcement to affect Telenav’s internal operating forecasts for fiscal years 2020 and 2021. Telenav notes that its guidance issued on August 8, 2019 remains unchanged.

GM currently sells vehicles with two navigation solutions, of which Telenav’s solutions are part of the one that was launched in 2017. Telenav has been gaining market share within GM while increasing revenue from GM, and Telenav expects this trend to continue up to the model year 2022. Telenav’s agreement provides that GM can offer Telenav’s navigation solution in GM vehicles through model year 2025; however, the contract does not provide minimum volume or purchase requirements.

Telenav believes its differentiated product portfolio, including connected navigation, VIVID infotainment platform, ADAS, and In-Car Commerce and Advertising, positions Telenav well for future opportunities with customers, including GM.

Telenav, in conjunction with its partners including Amazon and Microsoft, believes it is in a strong position to offer compelling infotainment solutions.

“Telenav continues to provide significant infotainment solutions to General Motors and remains a valued partner,” said Nick Richards, Global Purchasing and Supply Chain, Communications Manager at GM.

“With Telenav’s model, where OEMs retain ownership of customer data and insights, and our revenue sharing model, we believe that Telenav is more aligned with OEMs’ long-term interests, making us a more sustainable partner than our competitors,” said HP Jin, Chairman and CEO of Telenav.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, market penetration, and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Telenav undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Telenav cautions that these statements are subject to risks and uncertainties, many of which are outside of Telenav’s control and could cause future events or results to be materially different from those stated or implied in this document, or to not occur at all, including among others, risk factors that are described in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

ABOUT TELENAV, INC.

Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people—before, during, and after every drive. Leveraging our location platform, we enable our customers to deliver custom connected car and mobile experiences. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.

“Telenav” is a registered trademark of Telenav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

© 2019 Telenav, Inc. All Rights Reserved.

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Investor Relations:

Bishop IR

Mike Bishop

415-894-9633

IR@telenav.com

Media:

Raphel Finelli

408-667-5970

raphelf@telenav.com

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